UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

                                                           Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2017

Beyond Commerce, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52490 (Commission File Number)	98-0512515 (I.R.S. Employer Identification No.)

3773 Howard Hughes Pkwy, Suite: 500 Las Vegas, Nevada (Address of Principal Executive Offices)	89169 (Zip Code)

(954) 803.5191

(Registrant’s Telephone Number, Including Area Code)

750 Coronado Center Drive Suite: 120 Henderson, Nevada 89052

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)Registrant held a Special Meeting of Shareholders on Thursday, April 27, 2017; 737,372,093 shares were represented in person or by proxy, or 73.9% of the total shares outstanding.

(b)The results of shareholder voting on the proposals presented were as follows:

MANAGEMENT PROPOSALS

Proposal 1- Shareholders elected the sole director nominee named in the Proxy Statement.

Name	For	Against	Abstain	Withhold Auth	% Voted
George D. Pursglove	674,335,832	0	0	586,995	67.6%
	68.0%			<1.0%

Proposal 2- Shareholders approved Mr. Pursglove’s outstanding judgement against Beyond Commerce, Inc. and the ability to exchange a portion of the judgement into equity.

For	Against	Abstain	% Voted
657,996,403	3,589,314	14,514,375	67.7%
66.0%	<1.0%	1.0%

Proposal 3- Shareholders ratified the appointment of LJ Soldinger Associates, LLC as registrant’s independent registered public accounting firm for 2017.

For	Against	Abstain	% Voted
737,038,786	282,729	50,578	73.9%
74.0%	<1.0%	<1.0%

Proposal 4- Shareholders approved the filings for the reinstatement of Beyond Commerce, Inc. with the OTCMKT and the Securities and Exchange Commission (SEC).

For	Against	Abstain	% Voted
676,061,392	8,700	0	67.7%
68.0%	<1.0%	0.0%

Please note that the voted shares shown in the above tables have not been certified by our Proxy Agent and Vote Tabulator. The Proxy Agent and the Vote Tabulator are not willing to certify the shares voted by seven off-shore entities as represented in the totals above, which we have contested. We were in contact with the representative for each of these off-shore entities prior to the actual vote, and we believe that the votes cast by each of these off-shore entities were done in good faith and are legitimate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND COMMERCE, INC.

Date: July 24, 2017	By:	/s/ George D. Pursglove
George D. Pursglove,
Chief Executive Officer and Director